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                                                                       EXHIBIT 5
                                     Public Service
                                     Electric and Gas
                                     Company
James T. Foran    80 Park Plaza, Newark, NJ 07101  973-430-6131 Mailing Address:
P.O. Box 570, Newark, NJ 07101
General Corporate Counsel -- T5B
                                                           January 27, 1998
     Gentlemen:
          In connection with the proposed issuance and sale by Public
     Service Electric and Gas Company (the "Company") of not more than $485,000,000 principal amount of its First and Refunding Mortgage
     Bonds in one or more series (the "Bonds"), to be issued under its First and Refunding Mortgage, dated August 1, 1924, made to Fidelity
     Union Trust Company (now known as First Union National Bank), Trustee
     (the "Trustee"), as supplemented and amended by the supplemental indentures thereto that have not heretofore been cancelled, and as to be further supplemented by a separate supplemental indenture thereto for each series of Bonds to be dated the first day of the month in which such series of Bonds is issued (the "Supplemental Indenture")
     (said First and Refunding Mortgage as so supplemented and amended and to be supplemented being hereinafter called the "Mortgage"), I have examined and considered the following:
             (1) the Petition, including exhibits and supplements thereto, relating to certain of the Bonds, as filed by the Company with the Board of Public Utilities of the State of New Jersey (the "BPU");
             (2) the Registration Statement, including the Prospectus and Exhibits, relating to the Bonds, with which this opinion is being filed; and
             (3) the form of the Supplemental Indenture, including the form of the Bonds, and the form of Bid with the Purchase Agreement attached for the sale of the Bonds, filed as Exhibits to said Registration Statement.
          As General Corporate Counsel of the Company, I am familiar with the Mortgage, and with the corporate organization and by-laws of the Company and the statutes and decisions applicable thereto and to the issuance by the Company of its securities.
          On the basis of the foregoing, and of my examination and consideration of such other legal and factual matters as I have deemed appropriate, I am of the following opinion:
             (1) the Company is a corporation duly incorporated and validly existing under the laws of the State of New Jersey;
             (2) the Company, being a public utility company, is subject to the jurisdiction of the BPU, and the execution of the Supplemental Indenture and the issuance and sale of the Bonds by the Company require the authorization of the BPU; and
            (3) Upon
                 (a) the Registration Statement registering the Bonds under the Securities Act of 1933 becoming effective;
                 (b) the qualification of the Mortgage under the Trust
            Indenture Act of 1939;
                 (c) the authorization by the BPU of the execution and
            delivery of the Supplemental Indenture and the issuance and sale of the Bonds;

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                 (d) the adoption of appropriate corporate resolutions
            relating to the execution and delivery of the Supplemental Indenture, to the acceptance of the Bid thereby evidencing the effectiveness of the Purchase Agreement and to the authorization, execution, authentication, issuance, sale and delivery of each series of Bonds;
                 (e) the acceptance of the Bid related thereto;
                 (f) the execution and delivery of the Supplemental
            Indenture;
                 (g) the execution of the Bonds of such series by the
            Company and the authentication thereof by the Trustee; and
                 (h) the delivery of the Bonds of such series by the
            Company and the receipt by the Company of payment therefor in accordance with the authorization of the BPU and the provisions of said Purchase Agreement;
     the Bonds of such series will be legally issued and will be binding obligations of the Company.
          This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Bonds may be sold.
          I hereby consent to the use of this opinion as Exhibit 5 to the above-mentioned Registration Statement relating to the Bonds, and to the reference to me under the heading "EXPERTS" in the Prospectus filed as part of said Registration Statement.
                                             Very truly yours,
                                                      JAMES T. FORAN
                                             ..............................
                                                     James T. Foran
                                               General Corporate Counsel
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